Exhibit A
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                             JOINT FILING AGREEMENT

This will  confirm  the  agreement  by and among  all the  undersigned  that the
Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.01 par value per share, Value Services America Holdings, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 11, 2004


RECREATIONAL SERVICES, LLC

By: General Electric Capital Corporation, its Managing Member

By: /s/ James C. Ungari
Name: James C. Ungari
Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION


By: /s/ James C. Ungari
Name: James C. Ungari
Title: Vice President


GENERAL ELECTRIC CAPITAL SERVICES, INC.

By: /s/ Barbara A. Lane
Name: Barbara A. Lane
Title: Attorney-in-fact


GENERAL ELECTRIC COMPANY

By: /s/ Barbara A. Lane
Name: Barbara A. Lane
Title: Attorney-in-fact